UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure under the caption “Repayment of Indebtedness” in Item 8.01 of this Form 8-K is incorporated into this Item 1.02 by reference.

Item 8.01. Other Events

Repayment of Indebtedness

As previously disclosed, on December 31, 2014, Walgreen Co., an Illinois corporation (“Walgreens”), and Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), completed their previously announced reorganization pursuant to the Reorganization Merger Agreement, dated as of October 17, 2014, as amended (the “Reorganization Merger Agreement”), by and among the Company, Walgreens and Ontario Merger Sub, Inc., an Illinois corporation and a wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Reorganization Merger Agreement, on December 31, 2014 Merger Sub merged (the “Reorg Merger”) with and into Walgreens, with Walgreens surviving the Reorg Merger as a wholly owned subsidiary of the Company.

As previously disclosed, on December 31, 2014, following the completion of the Reorg Merger, the Company completed the previously announced acquisition of the remaining 55% of Alliance Boots GmbH (“Alliance Boots”) that Walgreens did not previously own (the “Step 2 Acquisition”) in exchange for £3.133 billion in cash and 144,333,468 shares of Company common stock issued, in the aggregate, to AB Acquisitions Holdings Limited and to or pursuant to the direction of the trustee of the Alliance Boots management equity plan pursuant to the Purchase and Option Agreement dated June 18, 2012, as amended.

In connection with the consummation of the Step 2 Acquisition, following completion of repayment of amounts due, on January 7, 2015, certain of the Company’s subsidiaries, including AB Acquisitions Limited, Alliance Boots Holdings Limited and Alliance Healthcare Group France SAS, as borrowers, terminated each of (i) the Senior Facilities Agreement, dated 5 July 2007 (as amended and restated by amendment and restatement agreements dated 10 September 2007, 30 May 2008, 18 December 2012 and 11 June 2014 and as amended by an amendment letter dated 16 October 2007 and as further amended or otherwise modified from time to time, the “Senior Facilities Agreement”), among Deutsche Bank AG, London Branch, as Facility Agent and Security Agent, and the other obligors, agents and lenders party thereto, and (ii) the Subordinated Facility Agreement, dated 5 July 2007 (as amended and restated by amendment and restatement agreements dated 3 September 2007 and 18 December 2012 and as amended by an amendment letter dated 16 October 2007 and as further amended or otherwise modified from time to time, the “Subordinated Facility Agreement”), among Deutsche Bank AG, London Branch, as Facility Agent and Security Agent, and the other obligors, agents and lenders party thereto. Previously, on January 2, 2015, (A) the Company’s subsidiary, AB Acquisitions Luxco 5 S.à.r.l. terminated the Facility Agreement, dated 16 December 2011 (as amended and restated by amendment and restatement agreement dated 27 March 2012, the “UniCredit Facility Agreement”), among AB Acquisitions Luxco 5 S.à.r.l., as guarantor, AB Acquisitions Luxco 5A S.à.r.l., as borrower, and UniCredit Bank AG, London Branch, as lender and (B) the Company’s subsidiary, AB Acquisitions Luxco 8 S.à.r.l. terminated the Facility Agreement, dated 26 June 2013 (the “HSBC Facility Agreement” and together with Senior Facilities Agreement, Subordinated Facility Agreement and UniCredit Facility Agreement, the “Former Credit Agreements”), among AB Acquisitions Luxco 8 S.à.r.l., as guarantor, AB Acquisitions Luxco 8A S.à.r.l., as borrower, and HSBC Bank plc, as lender. In connection with such terminations, the Company and such subsidiaries repaid all outstanding obligations under each of the Former Credit Agreements.

Set forth below are the principal amounts outstanding as of December 31, 2014, interest rates and maturities of the material borrowings under the Former Credit Agreements repaid by the Company and such subsidiaries in connection with the Step 2 Acquisition:

Former Alliance Boots Facility	Currency of drawn amount	Spread(1)	Maturity	Principal amounts outstanding as of December 31, 2014 (in millions)
Senior Facilities Agreement
Revolving Credit Facility 3	GBP	1.00%	January 2016	125.0
Revolving Credit Facility 3	USD	1.00%	January 2016	600.0
Term Loan B	GBP	3.50%	July 2017	2,354.5
Term Loan B	EUR	3.50%	July 2017	2,220.1
Term Loan D	GBP	4.75%	July 2018	798.4
Term Loan D	EUR	4.75%	July 2018	277.4
Term Loan E	GBP	3.50%	July 2017	1,000.0
Term Loan F	GBP	3.50%	July 2017	400.0
Subordinated Facilities Agreement
Term Loan	GBP	6.50%	October 2018	846.1
Bi-Lateral Term Loans
UniCredit Facility Agreement	GBP	1.00%	July 2016	65.0
HSBC Facility Agreement	GBP	1.00%	July 2017	300.0

(1)	Over LIBOR/Euribor.

Commercial Paper Program

On January 8, 2015, the Company entered into a new commercial paper program (the “Program”) on a private placement basis, pursuant to which the Company may issue up to $3.0 billion of short-term, unsecured commercial paper notes (the “Notes”) outstanding at any time.

Under the Program, the Company may issue the Notes from time to time and use the proceeds for general corporate purposes. The Program is backed by the Company’s $3.0 billion multicurrency revolving credit facility and will initially be guaranteed (the “Guarantee”) by Walgreens. The Notes will be sold under customary terms in the commercial paper market and the Notes and Guarantee will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company and Walgreens, respectively. The Notes will be sold at a negotiated discount from par or will bear interest at a negotiated rate on a fixed or floating basis. The maturities of the Notes will vary but may not exceed 270 days from the date of issue.

The definitive documents regarding the Program contain customary representations, warranties, covenants, defaults and indemnification provisions, and provide the terms under which the Notes will be sold pursuant to an exemption from the federal and state securities laws.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

By:	/s/ Thomas J. Sabatino, Jr.
Name:	Thomas J. Sabatino, Jr.
Title:	Executive Vice President, Global Chief Legal and Administrative Officer and Corporate Secretary

Date: January 13, 2015